EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Bruce Robinson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Zygo Corporation on Form 10-Q for the fiscal quarter ended March 31, 2006, as filed on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Zygo Corporation.

A signed original of this written statement required by Section 906 has been provided to Zygo Corporation and will be retained by Zygo Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 20, 2006

/s/ J. Bruce Robinson

J. Bruce Robinson Chairman, President, and Chief Executive Officer of Zygo Corporation

I, Walter A. Shephard, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Zygo Corporation on Form 10-Q for the fiscal quarter ended March 31, 2006, as filed on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Zygo Corporation.

A signed original of this written statement required by Section 906 has been provided to Zygo Corporation and will be retained by Zygo Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 20, 2006

/s/ Walter A. Shephard

Walter A. Shephard Vice President, Finance, Chief Financial Officer of Zygo Corporation